As filed with the Securities and Exchange Commission on May 16, 2005

                                                           Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               __________________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               __________________

                              ENERGY PARTNERS, LTD.
             (Exact name of registrant as specified in its charter)

        Delaware                                         72-1409562
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

                       201 St. Charles Avenue, Suite 3400
                          New Orleans, Louisiana 70170
                                 (504) 569-1875
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                          ----------------------------
                       See Table of Additional Registrants
                          ____________________________

                                  John H. Peper
                            Executive Vice President,
                     General Counsel and Corporate Secretary
                              Energy Partners, Ltd.
                       201 St. Charles Avenue, Suite 3400
                          New Orleans, Louisiana 70170
                                 (504) 569-1875
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ___________________

                          Copies of communications to:

                               John Schuster, Esq.
                           Cahill Gordon & Reindel LLP
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000

        Approximate date of commencement of proposed sale to the public:
    From time to time after the effective date of this Registration Statement

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

================================================================================


                         CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                     Proposed         Proposed Maximum
             Title of Each Class                 Amount to Be    Maximum Offering    Aggregate Offering       Amount of
        of Securities to Be Registered          Registered(1)(2) Price Per Unit(3)   Price(2)(3)(4)(5)    Registration Fee
----------------------------------------------- ---------------- ------------------ --------------------- ------------------
Debt Securities............................
----------------------------------------------- ---------------- ------------------ --------------------- ------------------
Guarantees of Debt Securities (6) .........
----------------------------------------------- ---------------- ------------------ --------------------- ------------------
Common Stock, par value $0.01 per share....
----------------------------------------------- ---------------- ------------------ --------------------- ------------------
Preferred Stock, par value $1.00 per share.
----------------------------------------------- ---------------- ------------------ --------------------- ------------------
     Total.................................       $60,397,648          100%             $60,397,648           $7,108.80
=============================================== ================ ================== ===================== ==================


(1) Certain series of securities may be convertible into common stock. We are registering an indeterminate number of shares of common stock for that purpose.

(2) In U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies. If we issue any debt securities at an original issue discount, the amount registered will be whatever greater amount that results in aggregate net proceeds of $60,397,648 for the registrant.

(3) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.

(4)  Exclusive of accrued interest or dividends, if any.

(5) There is an aggregate amount of $239,602,352 of unsold securities registered by Energy Partners, Ltd. on Registration Statement No. 333-117419, which was declared effective on October 12, 2004. The prospectus relating to this Registration Statement will act as a combined prospectus for Registration Statement No. 333-117419 pursuant to Rule 429 under the Securities Act of 1933.

(6)  Pursuant to Rule 457(n), no separate fee is payable for the Guarantees.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.


                               __________________


     The prospectus contained in this Registration Statement relates to securities registered hereunder and to the additional $239,602,352 principal amount of securities registered by Energy Partners, Ltd. under Registration Statement No. 333-117419, which were never issued.

                             ADDITIONAL REGISTRANTS


                                         State or Other
                                        Jurisdiction of              Primary Standard
    Exact Name of Registrant            Incorporation or        Industrial Classification       I.R.S. Employer
   as Specified in Its Charter            Organization                  Code Number             Identification No.
   ---------------------------            ------------                  -----------             ------------------

Delaware EPL of Texas, LLC                 Delaware                        1311                    None
EPL of Louisiana, L.L.C.                   Louisiana                       1311                    None
EPL Pioneer Houston, Inc.                  Texas                           1311                    75-2129749
EPL Pipeline, L.L.C.                       Delaware                        1311                    72-1471048
Nighthawk, L.L.C.                          Louisiana                       1311                    None


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.



                              Subject to Completion
                               Dated May 16, 2005

PRELIMINARY PROSPECTUS

                                  $300,000,000


                              ENERGY PARTNERS, LTD.



                                 Debt Securities
                                  Common Stock
                                 Preferred Stock
                           __________________________


     We may offer, from time to time, in one or more series

     o    unsecured debt securities;

     o    shares of common stock; and

     o    shares of preferred stock.

     The securities:

     o    will have a maximum aggregate offering price of $300,000,000;

     o will be offered at prices and on terms to be set forth in an accompanying prospectus supplement;

     o may be denominated in U.S. dollars or in other currencies or currency units;

     o    may be offered separately or together, or in separate series; and

     o may be listed on a national securities exchange, if specified in an accompanying prospectus supplement.
                           _________________________

     Our common stock is listed on the New York Stock Exchange under the symbol "EPL." On May 13, 2005, the last reported sale price of our common stock as reported on the New York Stock Exchange was $20.61 per share.

                            _________________________

     This investment involves risks. See the "Risk Factors" section on page 1.

                            _________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The securities may be sold directly, through agents from time to time or through underwriters and/or dealers. If any agent of the issuers or any underwriter is involved in the sale of the securities, the name of the agent or underwriter and any applicable commission or discount will be set forth in the accompanying prospectus supplement.

                            _________________________

     This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement. This prospectus is dated [ ], 2005.

                           _________________________

                                TABLE OF CONTENTS

                                                                            Page

OUR COMPANY...................................................................1
RISK FACTORS..................................................................1
USE OF PROCEEDS...............................................................2
RATIO OF EARNINGS TO FIXED CHARGES............................................2
DESCRIPTION OF DEBT SECURITIES................................................3
DESCRIPTION OF CAPITAL STOCK..................................................7
PLAN OF DISTRIBUTION.........................................................10
LEGAL MATTERS................................................................11
EXPERTS......................................................................11
WHERE YOU CAN FIND MORE INFORMATION..........................................11


     You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the respective dates on the front of those documents.

                           FORWARD-LOOKING STATEMENTS

     All statements other than statements of historical fact contained in this prospectus, any prospectus supplement, the documents incorporated by reference in this prospectus and any prospectus supplement and other written or oral statements made by us or on our behalf are forward-looking statements. When used herein, the words "anticipates," "expects," "believes," "goals," "intends," "plans," or "projects" and similar expressions are intended to identify forward-looking statements. It is important to note that forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause our actual results to differ materially from the views, beliefs and estimates expressed or implied in such forward-looking statements. We refer you specifically to the section entitled "Risk Factors," as well as the disclosure contained in our latest annual report on Form 10-K and the other documents incorporated by reference herein. Although we believe that the assumptions on which any forward-looking statements in this prospectus, any prospectus supplement and periodic reports filed by us are reasonable, no assurance can be given that such assumptions will prove correct. All forward-looking statements in this document are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in this prospectus, any prospectus supplement and in the documents incorporated by reference.

                                   OUR COMPANY

     We are an independent oil and natural gas exploration and production company. Since our inception in 1998 we have focused on the shallow to moderate depth waters of the Gulf of Mexico Shelf. With the acquisition of south Louisiana properties in January 2005, we have expanded our focus area to include the onshore Gulf Coast, which is similar geologically to the Gulf of Mexico Shelf. We concentrate on this region because that area provides us with favorable geologic and economic conditions, including multiple reservoir formations, regional economies of scale, extensive infrastructure and comprehensive geologic databases. We believe that this region offers a balanced and expansive array of existing and prospective exploration, exploitation and development opportunities in both established productive horizons and deeper geologic formations. As of December 31, 2004, we had estimated proved reserves of approximately 149.8 Bcf of natural gas and 28.8 Mmbbls of oil, or an aggregate of approximately 53.7 Mmboe, with a present value of estimated pre-tax future net cash flows of $924.1 million, and a standardized measure of discounted future net cash flows of $667.7 million.

     Since our incorporation in January 1998 by Richard A. Bachmann, chairman, president and chief executive officer, we have assembled a team of geoscientists and management professionals with considerable region-specific geological, geophysical, technical and operational experience. We have grown through a combination of exploration, exploitation and development drilling and multi-year, multi-well drill-to-earn programs, as well as strategic acquisitions of mature oil and natural gas fields in the Gulf of Mexico Shelf area, including the acquisition of Hall-Houston Oil Company ("HHOC") in early 2002, and, more recently, in the Gulf Coast region. As we have grown, we have strengthened our management team, expanded our property base, reduced our geographic concentration, and moved to a more balanced oil and natural gas reserves and production profile. We have also expanded our technical knowledge base through the addition of high quality personnel and geophysical and geological data.

     Our principal executive offices are located at 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170. Our telephone number is (504) 569-1875. We also maintain a web site at www.eplweb.com which contains information about us, including links to our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and related amendments. Our web site and the information contained in it and connected to it shall not be deemed incorporated by reference into this prospectus or any prospectus supplement.

                                  RISK FACTORS

     Investing in our securities involves risk. The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of risks applicable to an investment in us and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. In addition, please refer to "Items 1 & 2. Business and Properties--Regulatory Matters" and "--Additional Factors Affecting Business" in our latest annual report on Form 10-K for additional risk factors. Please also read "Where You Can Find More Information."

                                 USE OF PROCEEDS

     Unless we set forth other uses of proceeds in the prospectus supplement, we will use the net proceeds of the sale of the securities described in this prospectus and any prospectus supplement for general corporate purposes. These may include the reduction of outstanding indebtedness, working capital increases, capital expenditures or acquisitions.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our consolidated ratios of earnings to fixed charges for the indicated periods.


                           Three months
                          ended March 31,                           Years Ended December 31,
                          ---------------   ------------------------------------------------------------------------
                               2005            2004            2003             2002          2001          2000
                          ---------------   -----------    ------------   --------------  -----------   ------------

Ratio of earnings to           5.8x            4.7x            4.0x              --            9.3x            --
fixed charges (1)...................

______________________

(1) For purposes of computing the ratio of earnings to fixed charges, earnings consist of the sum of income from operations before income taxes and the cumulative effect of change in accounting method, interest expense and the portion of the rent expense deemed to represent interest. Fixed charges consist of interest incurred, whether expensed or capitalized, including amortization of debt issuance costs, if applicable, and the portion of rent expense deemed to represent interest. For the years ended December 31, 2002 and 2000, the ratio of earnings to fixed charges was less than a one-to-one coverage due to a deficiency of $17.5 million and $15.7 million, respectively. For the indicated periods there were no preferred stock dividends declared or paid by our subsidiaries.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the debt securities sets forth certain general terms and provisions of the debt securities to which this prospectus and any prospectus supplement may relate. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in a prospectus supplement relating to that series. For a more detailed description of the terms of the debt securities, please refer to the indenture, as supplemented by the applicable supplemental indenture or authorizing resolution, as the case may be, relating to the issuance of the particular debt securities.

     Any senior debt securities will be issued under a senior indenture to be entered into between us and the trustee named in the senior indenture. Any subordinated debt securities will be issued under a subordinated indenture to be entered into between us and the trustee named in the subordinated indenture. As of March 31, 2005, we had $60.0 million of secured debt outstanding that would effectively rank senior to any debt securities issued under either indenture and $150.0 million of debt outstanding that would rank senior to any subordinated debt securities issued under the subordinated indenture. As used in this registration statement, the term "indentures" refers to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended. As used in this registration statement, the term "trustee" refers to either the senior trustee or the subordinated trustee, as applicable.

     The following, as supplemented by an applicable prospectus supplement, summarizes all material provisions of the senior debt securities, the subordinated debt securities and the indentures, and is qualified in its entirety by reference to all of the provisions of the indenture and any applicable supplemental indenture or authorizing resolution, as the case may be, relating to a particular series of debt securities, including the definitions therein of some terms. Except as otherwise indicated, the terms of any senior indenture and subordinated indenture will be identical.

     Because we have included only a summary of the terms of the indentures, we urge you to read the indentures in full to understand every detail of the terms of the debt securities. If you would like to read the indentures in their entirety, see "Where You Can Find More Information."

     For purposes of this section, the "issuer" means Energy Partners, Ltd. and not its subsidiaries.

General

     The debt securities will be unsecured obligations of the issuer. The indentures do not limit the amount of debt securities the issuer may issue.

     You should read the prospectus supplement relating to the particular series of debt securities for the following terms of the offered debt securities:

     o    the title of the debt securities;

     o    any limit upon the aggregate principal amount of the debt securities;

     o    the dates on which the principal of the debt securities is payable;

     o the interest rate of the debt securities, or the method for calculating the interest rate, and the date or dates from which interest will accrue;

     o the interest payment dates and the record dates for the interest payment dates;

     o places where payments of the principal and interest, if any, may be made on the debt securities;

     o the terms and conditions upon which the debt securities may be redeemed at the issuer's option or otherwise;

     o    any mandatory or optional sinking fund or analogous provisions;

     o    the denominations in which the debt securities are issuable;

     o whether any portion of the principal amount of such debt securities is payable upon declaration of the acceleration of the maturity thereof;

     o if other than U.S. dollars, the currency or currency units in which the debt securities are denominated and/or in which payment of the principal of (and premium, if any) and/or interest on the debt securities will or may be payable;

     o any deletions, modifications or additions to the events of default or covenants pertaining to the debt securities;

     o whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated, the terms of subordination;

     o whether the debt securities will be guaranteed by any of the issuer's subsidiaries and the terms of any guarantees;

     o whether the debt securities will be convertible into or exchangeable for other securities or other property, including common stock; and

     o any other terms (which terms may be inconsistent with the applicable indenture but shall not violate the Trust Indenture Act) of the debt securities.

     Unless otherwise indicated in the prospectus supplement, the issuer will issue the debt securities only in fully registered form without coupons in denominations of $1,000 or any integral multiple thereof. There will not be any service charge for any registration of transfer or exchange of debt securities, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge.

Covenants

     The prospectus supplement relating to the debt securities of any series will describe any special covenants applicable to that series.

Merger, Amalgamation, Consolidation and Assumption

     The issuer may, without the consent of any holders of outstanding debt securities, consolidate or amalgamate with or merge into, or convey, transfer or lease its assets substantially as an entirety to, any other corporation, partnership, limited liability company, unlimited liability company or trust, provided that:

     o the person formed by such consolidation or amalgamation or into which the issuer is merged or which acquires the issuer's assets expressly assumes the issuer's obligations on the debt securities and under the applicable indenture; and

     o    other conditions described in the applicable indenture are met.

     Upon compliance with these provisions, the issuer will be relieved of its obligations under the applicable indenture and the debt securities.

Events of Default; Rights on Default

     The indentures define an event of default with respect to debt securities of any series as any of the following events:

     o    the issuer fails to pay interest for 30 days after it is due;

     o    the issuer fails to pay principal, and premium, if any, when due;

     o the issuer fails to deposit any sinking fund payment when due, if applicable to the series of debt securities;

     o the issuer defaults for 90 days after appropriate notice in the performance of any other covenant in the debt securities or the indentures, as applicable; or

     o    the issuer has an event of bankruptcy, insolvency or reorganization.

     Additional events of default may be added to the applicable indenture, and will be described in the prospectus supplement.

     If an event of default occurs with respect to a particular series (but not all series) of debt securities as a result of a failure to make a principal or interest payment or because of a failure to perform another covenant applicable to such series (but not all series) of debt securities, the principal amount of all outstanding debt securities of that particular series and accrued interest may be declared due and payable immediately by either:

     o    the trustee; or

     o    the holders of at least 25% in principal amount of that series.

     If an event of default occurs with respect to all series of debt securities as a result of a failure to perform a covenant applicable to all series of debt securities or because of bankruptcy, insolvency or reorganization, the principal amount of all outstanding debt securities and accrued interest may be declared due and payable immediately by either:

     o    the trustee; or

     o the holders of at least 25% in principal amount of all outstanding debt securities (treated as one class) under the indentures.

     The holders of a majority in principal amount of the outstanding debt securities of any series affected, with each series voting as a separate class, have the power to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the direction must not conflict with any rule of law or the applicable indenture. Before proceeding to exercise any right or power under the applicable indenture at the direction of the holders, the applicable trustee will be entitled to receive from the holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with their direction.

     The issuer must furnish the trustee annually with a statement that, to the best knowledge of the officers signing the statement, the issuer is not in default in the performance of the terms of the indentures or, if the officers know that the issuer is in default, specifying the default. The indentures require the trustee to give to all holders of outstanding debt securities notice of any default by the issuer unless the default has been cured or waived. However, except for a default in the payment of principal of or interest on any outstanding debt securities, the trustee can withhold notice if the board of directors, the executive committee or a trust committee of directors or officers of the trustee in good faith determines that withholding notice is in the interest of the holders of the outstanding debt securities.

Modification of the Indentures

     The indentures provide that the issuer and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

     o    secure any of the debt securities;

     o evidence the assumption by a successor corporation of the issuer's obligations as described under "-- Merger, Amalgamation, Consolidation and Assumption" above;

     o add covenants and events of default for the protection of the holders of all or any particular series of debt securities;

     o change or eliminate any of the provisions of an indenture, provided that any such change or elimination shall become effective only after there are no debt securities of any series entitled to the benefit of such provision outstanding;

     o    establish the forms or terms of debt securities of any series;

     o    cure any ambiguity or correct any inconsistency in an indenture; or

     o    evidence the acceptance of appointment by a successor trustee.

     Additional provisions relating to the modification of the indenture may be added to the applicable indenture, and will be described in the prospectus supplement.

     The indentures also contain provisions permitting the issuer and the trustee to add any provisions to, or change in any manner or eliminate any of the provisions of, an indenture or modify in any manner the rights of the holders of such debt securities with the consent of the affected holders of at least a majority in principal amount of all series of debt securities then outstanding, with each such series voting as a separate class. However, the issuer and the trustee may not, without the consent of the affected holder of each outstanding debt security:

     o change the stated maturity of the principal of or any installment of interest on any debt security;

     o    reduce the principal amount;

     o    reduce the rate of interest;

     o change the place of payment where, or the coin or currency in which, interest is payable;

     o impair the right to institute suit for the enforcement of any payment when due; or

     o reduce the percentage in principal amount of debt securities requiring consent of holders for any modification.

Applicable Law

     The debt securities and the indentures will be governed by and construed in accordance with the law of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Trustee

     The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only the duties specifically detailed in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

                          DESCRIPTION OF CAPITAL STOCK

     Our restated certificate of incorporation authorizes the issuance of 50,000,000 shares of common stock, par value $0.01 per share, and 1,700,000 shares of preferred stock, par value $1.00 per share. The common stock is our only outstanding class of securities that entitles holders to vote generally at meetings of our stockholders. Each share of common stock outstanding is entitled to one vote. As of May 9, 2005, there were 37,532,820 shares of common stock outstanding held by approximately 90 holders of record, excluding holders whose shares of record are held by brokers. Because the following description of our capital stock is a summary, it does not contain all the information that may be important to you. You should read the following documents for more complete information:

     o    our restated certificate of incorporation, as amended;

     o    our amended and restated bylaws, as amended; and

     o the description of our common stock contained in our registration statement on Form S-3 filed on March 14, 2003, as amended by our amended and restated bylaws filed as Exhibit 3.1 to our current report on Form 8-K filed on April 3, 2003.

Common Stock

     Holders of common stock are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Except as may be provided in connection with any preferred stock in a certificate of designation filed pursuant to the Delaware General Corporation Law or as may otherwise be required by law or our certificate of incorporation, the common stock is our only capital stock entitled to vote in the election of directors and on all other matters presented to our stockholders; provided that, except as required by law or our certificate of incorporation, holders of common stock are not entitled to vote on any amendment to our certificate of incorporation that solely relates to the terms of any outstanding series of preferred stock or the number of shares of such series and does not affect the number of authorized shares of preferred stock or the terms of the common stock if the holders of preferred stock are entitled to vote thereon. The common stock does not have cumulative voting rights.

     Subject to the prior rights of holders of preferred stock, if any, holders of common stock are entitled to receive dividends as may be lawfully declared from time to time by our board of directors. Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of common stock will be entitled to receive such assets as are available for distribution to our stockholders after there shall have been paid or set apart for payment the full amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of preferred stock are entitled by the express terms of the series.

Preferred Stock

General

     Our board is empowered, without approval of holders of our common stock, to cause shares of preferred stock to be issued from time to time in one or more series, with the numbers of shares of each series and the terms of the shares of each series as fixed by our board. Among the specific matters that may be determined by our board are:

     o    the designation of each series;

     o    the number of shares of each series;

     o    the rights in respect of dividends, if any;

     o    whether dividends, if any, shall be cumulative or non-cumulative;

     o    the terms of redemption, if any;

     o the rights in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs;

     o rights and terms of conversion into or exchange for other securities or other property, including common stock, if any;

     o restrictions on the issuance of shares of the same series or any other series, if any; and

     o    voting rights, if any.

     You should read the certificate of designation relating to a particular series of preferred stock for specific terms.

     The issuance of shares of preferred stock, or the issuance of rights to purchase preferred stock, could be used to discourage an unsolicited acquisition proposal. For example, a business combination could be impeded by the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of such series to block any such transaction. Alternatively, a business combination could be facilitated by the issuance of a series of preferred stock having sufficient voting rights to provide a required percentage vote of our stockholders. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power and other rights of the holders of common stock. Although prior to issuing any series of preferred stock our board is required to make a determination as to whether the issuance is in the best interests of our stockholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which our stockholders might receive a premium for their stock over prevailing market prices of such stock. Our board does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law or applicable stock exchange requirements.

Provisions Affecting Control of Energy Partners, Ltd.

     Our bylaws provide that, in order for our stockholders to take action by written consent in lieu of a meeting, the consent be signed by the holders of shares of capital stock having not less than the greater of (1) the minimum number of votes that would be necessary to authorize the taking of the action at a meeting at which the holders of all shares entitled to be voted thereon were present and voted or (2) 85% of the total number of votes of the then outstanding shares of our capital stock entitled to vote. Our bylaws also prohibit stockholders from calling meetings. Our bylaws further establish an advance notice procedure with regard to business to be brought before an annual or special meeting of our stockholders and with regard to the nomination, other than by or at the direction of our board of directors, of candidates for election as directors. Although our bylaws do not give the board of directors any power to approve or disapprove stockholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed. They may also discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders. An affirmative vote by the holders of more than two thirds of our common stock is required to modify the advance notice procedure.

     The foregoing provisions of our bylaws and provisions of the Delaware General Corporation Law could have the following effects, among others:

     o    delaying, deferring or preventing a change of control of our company;

     o delaying, deferring or preventing the removal of our existing management;

     o deterring potential acquirers from making an offer to our stockholders; and

     o limiting any opportunity of our stockholders to realize premiums over prevailing market prices of our common stock in connection with offers by potential acquirors.

     This could be the case notwithstanding that a majority of our stockholders might benefit from such a change of control or offer.

                              PLAN OF DISTRIBUTION

     We may sell the securities:

     o    through underwriters or dealers;

     o    through agents;

     o    directly to purchasers; or

     o    through a combination of any such methods of sale.

     Any underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. The prospectus supplement relating to any offering of securities will set forth its offering terms, including the name or names of any underwriters, the purchase price of the securities and the proceeds to us from such sale, any underwriting discounts, commissions and other items constituting underwriters' compensation, any initial public offering price, and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed. Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the securities offered hereby.

     If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the offered securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The aggregate maximum compensation that members of the NASD or independent broker-dealers will receive in connection with the sale of any securities pursuant to this prospectus and the registration statement of which it forms a part will not be greater than 8% of the gross proceeds of such sale.

     Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the accompanying prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase securities from us at the public offering price set forth in the accompanying prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to any conditions set forth in the accompanying prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts. The underwriters and other persons soliciting these contracts will have no responsibility for the validity or performance of any such contracts.

     Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities for their own account, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.

     Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution by us to payments they may be required to make in respect thereof.

     Certain of the underwriters, agents or dealers and their associates may be customers of, or engage in transactions with and perform services for us in the ordinary course of business. The prospectus supplement will disclose any relationships with the named underwriters.

                                  LEGAL MATTERS

     The legality of the debt and equity securities offered hereby will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York. Certain legal matters with respect to the guarantees of EPL Pioneer Houston, Inc. will be passed upon for us by John H. Peper, Executive Vice President, General Counsel and Corporate Secretary to the Company. Certain legal matters with respect to the guarantees of each of EPL of Louisiana, L.L.C. and Nighthawk, L.L.C. will be passed upon for us by Jackson Walker L.L.P.

                                     EXPERTS

     The consolidated financial statements and schedule of Energy Partners, Ltd. as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management's assessment of effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2004 consolidated financial statements refers to a change in the method of accounting for asset retirement obligations in 2003.

     The estimated reserve data of Netherland, Sewell & Associates, Inc. and Ryder Scott Company, L.P., independent petroleum engineering consultants, incorporated by reference in this prospectus and the registration statement of which this prospectus is a part have been incorporated by reference in reliance on the authority of said firms as experts in petroleum engineering.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Commission under the Securities Act a registration statement on Form S-3 with respect to the securities offered by this prospectus. Each time we offer to sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with the applicable prospectus supplement, will include or refer you to all material information relating to each offering. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits that are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the Commission. Statements made in this prospectus and any prospectus supplement regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the securities offered by this prospectus and any prospectus supplement, reference is made to the registration statement, including the exhibits, copies of which may be inspected without charge at the public reference facilities of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of all or any portion of the registration statement may be obtained from the Commission at prescribed rates. Information on the public reference facilities may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information that is filed through the Commission's EDGAR System. The web site can be accessed at www.sec.gov.

     We "incorporate by reference" information that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and any prospectus supplement and more recent information auto-matically updates and supersedes more dated information contained or incorporated by reference in this prospectus. Our Commission file number is 001-16179.

     We have previously filed the following documents with the Commission and incorporate them by reference into this prospectus:

     o our annual report on Form 10-K for the fiscal year ended December 31, 2004;

     o our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2005;

     o our current reports on Form 8-K filed on January 26, February 14, March 14, and March 30, 2005 and our amended current report on Form 8-K/A filed on April 7, 2005;

     o to the extent incorporated by reference into our annual report on Form 10-K, our proxy statement for our 2005 Annual Meeting of Stockholders filed on April 4, 2005; and

     o the description of our common stock contained in our registration statement on Form S-3 filed on March 14, 2003, as amended by our amended and restated bylaws filed as Exhibit 3.1 to our current report on Form 8-K filed on April 3, 2003.

     All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and a part of this prospectus and any prospectus supplement from the date such documents are filed. Also, all such documents filed by us after the date of the initial registration statement of which this prospectus and any prospectus supplement form a part and prior to effectiveness of the registration statement shall also be deemed incorporated by reference and a part of this prospectus and any prospectus supplement from the date such documents are filed.

     We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, on the written or oral request of such person, a copy of any or all documents referred to above which have been or may be incorporated by reference in this prospectus (not including exhibits to such incorporated information that are not specifically incorporated by reference into such information). Requests for such copies should be directed to us at the following address: Energy Partners, Ltd., 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, Attention:
Corporate Secretary, telephone number: (504) 569-1875.

                                  $300,000,000







                                     [LOGO]











--------------------------------------------------------------------------------
                                   PROSPECTUS
--------------------------------------------------------------------------------
                                 Debt Securities
                                  Common Stock
                                 Preferred Stock





                                    [ ], 2005

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS.

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Energy Partners, Ltd. ("EPL") estimates that expenses in connection with the distribution described in this registration statement will be as shown below.

SEC registration fee..............................     $   7,109
Printing expenses.................................         5,000
Accounting fees and expenses......................         7,500
Legal fees and expenses...........................        20,000
Miscellaneous.....................................         5,391
                                                    -------------
Total.............................................      $ 45,000
                                                    =============

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

General Corporation Law

     EPL is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware (the "DGCL") as the same exists or may hereafter be amended, inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where a present or former director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such director or officer has actually and reasonably incurred. Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would have the power to indemnify him under Section 145.

Certificate of Incorporation and Bylaws

     EPL's certificate of incorporation provides for the indemnification of directors, officers, employees and agents to the fullest extent permitted by the DGCL, as it now exists or may hereafter be amended. Article VIII of EPL's bylaws requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, EPL's bylaws provide an unconditional right to indemnification for all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened proceeding by reason of the fact that such person is or was serving as a director or officer of EPL, or is or was serving at the request of EPL as a director, officer, employee or agent of another corpora-tion or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. EPL's bylaws also provide that it may, by action of its board of directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors and officers. All of EPL's directors and officers will be covered by insurance policies maintained by EPL against some liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

ITEM 16.  EXHIBITS.

     The exhibits to this registration statement are listed in the Exhibit Index on page II-11 of this registration statement, which index is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities being offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (1)(i) and
     (ii) of this paragraph do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on May 16, 2005.


                           ENERGY PARTNERS, LTD.


                           By: /s/  Richard A. Bachmann
                               -----------------------------------------------
                               Richard A. Bachmann
                               Chairman and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Richard A. Bachmann and John H. Peper, or either of them, his attorneys-in-fact and agents, each with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitute or substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                 Signature                                        Title                                 Date
                 ---------                                        -----                                 ----

         /s/ Richard A. Bachmann
-------------------------------------           Chairman and Chief Executive                        May 16, 2005
         Richard A. Bachmann                      Officer (Principal Executive Officer)

         /s/ David R. Looney
-------------------------------------           Executive Vice President and Chief Financial        May 16, 2005
         David R. Looney                          Officer (Principal Financial Officer)

         /s/ Dina M. Bracci
-------------------------------------           Controller (Principal Accounting Officer)           May 16, 2005
         Dina M. Bracci

         /s/ John C. Bumgarner, Jr.
-------------------------------------                            Director                           May 16, 2005
         John C. Bumgarner, Jr.

         /s/ Jerry D. Carlisle                                   Director                           May 16, 2005
-------------------------------------
         Jerry D. Carlisle

         /s/ Harold D. Carter                                    Director                           May 16, 2005
-------------------------------------
         Harold D. Carter



                                      II-4

                 Signature                                        Title                                 Date
                 ---------                                        -----                                 ----

         /s/ Enoch L. Dawkins                                    Director                           May 16, 2005
-------------------------------------
         Enoch L. Dawkins

         /s/ Dr. Norman C. Francis                               Director                           May 16, 2005
-------------------------------------
         Dr. Norman C. Francis

         /s/ Robert D. Gershen                                   Director                           May 16, 2005
-------------------------------------
         Robert D. Gershen

         /s/ William R. Herrin                                   Director                           May 16, 2005
-------------------------------------
             William R. Herrin

         /s/ William O. Hiltz                                    Director                           May 16, 2005
-------------------------------------
             William O. Hiltz

         /s/ John G. Phillips
-------------------------------------                            Director                           May 16, 2005
         John G. Phillips



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on May 16, 2005.


                                   DELAWARE EPL OF TEXAS, LLC

                                   By:  /s/ Jay A. Lehman
                                        -----------------------------
                                        Jay A. Lehman
                                        President and Secretary

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Richard A. Bachmann and John H. Peper, or either of them, his attorneys-in-fact and agents, each with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitute or substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                           Title                                         Date
---------                                           -----                                         ----

       /s/ Jay A. Lehman                     President and Secretary                            May 16, 2005
-------------------------------------
           Jay A. Lehman


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on May 16, 2005.


                               EPL OF LOUISIANA, L.L.C.

                               By:  /s/ Richard A. Bachmann
                                    -------------------------------
                                    Richard A. Bachmann
                                    Chairman, President and
                                    Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Richard A. Bachmann and John H. Peper, or either of them, his attorneys-in-fact and agents, each with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitute or substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                           Title                                         Date
---------                                           -----                                         ----

        /s/ Richard A. Bachmann                     Chairman, President and Chief Executive            May 16, 2005
---------------------------------------               Officer (Principal Executive Officer)
            Richard A. Bachmann


        /s/ David R. Looney                        Executive Vice President and Chief                 May 16, 2005
----------------------------------------              Financial Officer (Principal Financial
            David R. Looney                          Officer)

                                                                                                       May 16, 2005
        /s/ Dina M. Bracci                          Controller (Principal Accounting Officer)
----------------------------------------
            Dina M. Bracci


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on May 16, 2005.


                                     EPL PIONEER HOUSTON, INC.

                                     By:   /s/ Richard A. Bachmann
                                          --------------------------------
                                          Richard A. Bachmann
                                          Chairman, President and
                                          Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Richard A. Bachmann and John H. Peper, or either of them, his attorneys-in-fact and agents, each with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitute or substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                           Title                                         Date
---------                                           -----                                         ----

        /s/ Richard A. Bachmann                     Chairman, President and Chief Executive            May 16, 2005
--------------------------------------                Officer (Principal Executive Officer)
            Richard A. Bachmann


        /s/ David R. Looney                          Executive Vice President and Chief                 May 16, 2005
--------------------------------------                 Financial Officer (Principal Financial
            David R. Looney                             Officer)


        /s/ Dina M. Bracci                          Controller (Principal Accounting Officer)          May 16, 2005
--------------------------------------
            Dina M. Bracci


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on May 16, 2005.


                                 EPL PIPELINE, L.L.C.

                                 By:   /s/ Richard A. Bachmann
                                      ------------------------------
                                      Richard A. Bachmann
                                      Chairman, President and
                                      Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Richard A. Bachmann and John H. Peper, or either of them, his attorneys-in-fact and agents, each with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitute or substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                           Title                                         Date
---------                                           -----                                         ----

        /s/ Richard A. Bachmann                      Chairman, President and Chief Executive            May 16, 2005
--------------------------------------                Officer (Principal Executive Officer)
            Richard A. Bachmann


        /s/ David R. Looney                         Executive Vice President and Chief                 May 16, 2005
--------------------------------------                Financial Officer (Principal Financial
            David R. Looney                            Officer)


        /s/ Dina M. Bracci                          Controller (Principal Accounting Officer)          May 16, 2005
--------------------------------------
            Dina M. Bracci


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on May 16, 2005.


                               NIGHTHAWK, L.L.C.

                               By:    /s/ Richard A. Bachmann
                                    -----------------------------
                                    Richard A. Bachmann
                                    Chairman, President and
                                    Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Richard A. Bachmann and John H. Peper, or either of them, his attorneys-in-fact and agents, each with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitute or substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                           Title                                         Date
---------                                           -----                                         ----

       /s/ Richard A. Bachmann                       Chairman, President and Chief Executive            May 16, 2005
-----------------------------------                    Officer (Principal Executive Officer)
           Richard A. Bachmann

                                                                                                       May 16, 2005
        /s/ David R. Looney                         Executive Vice President and Chief
-----------------------------------                   Financial Officer (Principal Financial
            David R. Looney                           Officer)

                                                                                                       May 16, 2005
        /s/ Dina M. Bracci                          Controller (Principal Accounting Officer)
-----------------------------------
            Dina M. Bracci


                                  EXHIBIT INDEX

   EXHIBIT NO.          EXHIBIT
   -----------          -------

     1.1* Form of Equity Underwriting Agreement.

     1.2* Form of Debt Underwriting Agreement.

     4.3 Form of Senior Indenture of Energy Partners, Ltd. (incorporated herein by reference to Exhibit 4.3 of the Form S-3 Registration Statement (No. 333-117419) of the Registrant filed with the Commission on July 16, 2004).

     4.4 Form of Subordinated Indenture of Energy Partners, Ltd. (incorporated herein by reference to Exhibit 4.4 of the Form S-3 Registration Statement (No. 333-117419) of the Registrant filed with the Commission on July 16, 2004).

     4.5* Form of Senior Debt Security of Energy Partners, Ltd.

     4.6* Form of Subordinated Debt Security of Energy Partners, Ltd.

     5.1 Opinion of Cahill Gordon & Reindel LLP regarding the legality of the securities being registered.

     5.2 Opinion of John H. Peper, Executive Vice President, General Counsel and Corporate Secretary to the Company, New Orleans, Louisiana.

     5.3  Opinion of Jackson Walker L.L.P., Houston, Texas.

     12.1 Statement of Computation of Ratio of Earnings to Fixed Charges.

     23.1 Consent of KPMG LLP.

     23.2 Consent of Netherland, Sewell & Associates, Inc.

     23.3 Consent of Ryder Scott Company, L.P.

     23.4 Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.1).

     23.5 Consent of John H. Peper, Executive Vice President, General Counsel and Corporate Secretary to the Company (included in Exhibit 5.2).

     23.6 Consent of Jackson Walker L.L.P. (included in Exhibit 5.3).

     24.1 Powers of Attorney authorizing execution of Registration Statement on Form S-3 on behalf of certain officers and directors of Energy Partners, Ltd. (included on the signature pages to this registration statement).

     25.1* Statement of Eligibility of Senior Debt Securities Trustee on Form
          T-1.

     25.2* Statement of Eligibility of Subordinated Debt Securities Trustee on
          Form T-1.

_______________________

* To be filed either by amendment or as an exhibit to an Exchange Act report of the Registrant and incorporated herein by reference.

**   Previously filed.